Exhibit 10.2

                             STOCK OPTION AGREEMENT

     AGREEMENT dated as of September 7, 2000 between JEFFREY PARKER, with a business address of P.O. Box 56346, Jacksonville, Florida 32256 (the "Employee" or "Grantee") and PARKERVISION, INC., a Florida corporation having its principal office at 8493 Baymeadows Way, Jacksonville, Florida 32256 ("Company").

     WHEREAS, on September 7, 2000, the Board of Directors of the Company authorized the terms of an Employment Agreement with Employee executed simultaneously herewith ("Employment Agreement"), and the grant to the Employee of an option to purchase an aggregate of 150,000 of the authorized but unissued shares of the Common Stock of the Company, $.01 par value ("Common Stock"), on the terms and conditions set forth in this Agreement and the 2000 Performance Equity Plan ("Plan");

     WHEREAS, the Employee desires to acquire said option on the terms and conditions set forth in this Agreement; and

     WHEREAS, capitalized terms not otherwise defined in this Agreement or referenced as being defined in the Employment Agreement, shall have the meanings ascribed to them in the Plan

     IT IS AGREED:

     GRANT OF OPTION. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of 150,000 shares of the Common Stock ("Option") on the terms and conditions set forth herein and in the Plan. The Option is a non-qualified stock option, not intended to qualify under any section of the Internal Revenue Code of 1986, as amended.

     EXERCISE PRICE. The exercise price of each share of Common Stock subject to the Option ("Option Shares") shall be $61.50.

     VESTING AND EXERCISABILITY.

          Options to purchase 30,000 Option Shares shall vest and become exercisable on October 1 of each of 2001, 2002, 2003, 2004 and 2005. After a portion of the Option vests and becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on October 1, 2010 (the "Exercise Period").

          If the Employee's employment with the Company terminates by reason of death, Disability, or due to Normal Retirement, the unvested portion of the Option shall immediately vest and become exercisable. The entire Option will then remain exercisable until the expiration of the Exercise Period.

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          If the Employee's employment is terminated without "Cause" (as defined in Section 3.4 of the Employment Agreement) or Employee terminates his employment for "Good Reason" (as defined in Section 3.5 of the Employment Agreement), then, only for purposes of determining Employee's rights under the Option, Employee shall be considered to be an employee of the Company for a period of three years after such termination and the Options that would vest on any October 1 in such three year period shall vest and become exercisable on such October 1 and, in case such three year period includes any portion of a calendar year (a "Partial Year") but does not include October 1 of such year, then one twelfth (1/12) of the Options which would have vested on the October 1 following such three year period shall vest and become exercisable on the last day of each calendar month during such three year period in such Partial Year. Any portion of the Option which was fully vested and exercisable at the time of termination or which becomes exercisable pursuant to this provision may be exercised for a period of five years from the date of such termination of employment or until the expiration of the Exercise Period, whichever is shorter.

          In the event of the occurrence of a Non-Approved Transaction or an Approved Transaction as set forth in Section 10 of the Plan, the Employee will have the right to require the Company to repurchase the Option from the Employee at a price equal to the Repurchase Value of the Option in the event that the Employee has been advised that he would (or reasonably could) be liable to the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") if he were to exercise the Option and immediately sell the underlying Option Shares. If employee elects to require the Company to repurchase the Option, it will give written notice to the Company of its election within ten days of the consummation of the transaction. The Company will pay the amount due to Employee by certified check or wire transfer within five days of the receipt of the notice.

     RIGHTS AS A STOCKHOLDER. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     ADJUSTMENTS. In the event of a stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company as a whole, the Board of Directors of the Company shall make equitable, proportionate adjustments in the number and kind of shares covered by the Option and in the option price thereunder, in order to preserve the Employee's then proportionate interest in the Company and to maintain the aggregate option price.

     TRANSFERABILITY OF OPTION AND OPTION SHARES.

          The Employee hereby represents and warrants to the Company that he is acquiring the Option for his own account and not with a view to the distribution thereof.

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          The  Employee  hereby  agrees that he shall not sell,  transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the Securities Act of 1933 ("Act") in compliance with Rule 144, if applicable, or in the event that they are not so registered, unless (i) an exemption from the Act is available thereunder, (ii) the Employee has furnished the Company with notice of such proposed transfer and (iii) the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     RELOAD OPTION. If the Employee tenders shares of Common Stock to pay the exercise price of the Option, and/or withheld to pay the applicable withholding taxes upon exercise of a portion of the Option, the Employee will receive a new option (the "Reload Option") to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes. The Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Option. The Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option.

     EMPLOYEE'S ACKNOWLEDGMENTS. The Employee hereby acknowledges that:

          All reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act within the last 12 months have been made available to the Employee for his inspection.

          If he exercises the Option, he may have to bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares may not have been registered under the Act and cannot be sold by him unless they are registered under the Act or an exemption therefrom is available thereunder.

          In his position with the Company, he has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

          The Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom if required by the federal securities laws.

          In the absence of registration under the Act, the certificates evidencing the Option Shares shall bear the following legend:

          "The Shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

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     EXERCISE OF OPTION.

          Subject to the terms and conditions of the Agreement, the Option may be exercised from time to time, in whole or in part, by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, and, if the Option Shares are not then registered for resale under the Act, such notice shall contain such representations as are reasonably required by the Company for the issuance of the Option shares at such time. Such notice shall be accompanied by payment of the full exercise price of the Option Shares.

          The exercise price may be made on a "cashless basis'" as described below, or in cash or by check, bank draft or money order payable to the order of the Company. If the Employee elects to make a "cashless" exercise of this Option, then payment of the exercise price may be made by the delivery to the Company of that number of shares of Common Stock owned by the Employee for at least six months having a Fair Market Value equal to the aggregate exercise price.

          The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice is received and the payment has cleared the banking system. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

          The Company hereby represents and warrants to the Employee that the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     WITHHOLDING TAXES. Not later than the date as of which an amount first becomes includible in the gross income of Employee for Federal income tax purposes with respect to the Option, Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company. Any required withholding tax may be paid at the election of the Employee in cash or by check, or by delivering shares of Common Stock owned by the Employee for at least six months having a Fair Market Value equal to the aggregate of the tax amount due.

     MISCELLANEOUS

          All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set

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forth below,  or such other  address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 11. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          If to Employee:

               Jeffrey Parker
               P.O. Box 56346
               Jacksonville, Florida  32256
               (Fax)  904-731-9112
               (E-mail) jparker@parkervision.com

          If to the Company:

               ParkerVision, Inc.
               8493 Baymeadows Way
               Jacksonville, Florida  32256
               Attn: President
               (Fax) 904-448-6301
               (Email) rsisisky@parkervision.com

          This Agreement and the Employment Agreement set forth the entire agreement of the parties relating to the Option and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except in writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

          All questions with respect to the construction of this Agreement and the rights and obligations of the parties hereunder shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. Except as provided in Section 6 of this Agreement or as permitted under the Plan, this Agreement shall not be assignable by Employee, but shall inure to the benefit of and be binding upon Employee's heirs and legal representatives.

          Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          The Company represents that the cashless exercise and repurchase provisions set forth in Sections 3.4, 9.2, and 10 of this Agreement was specifically approved by the Board of Directors of the Company in connection with the approval of this Agreement.

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     IN WITNESS  WHEREOF,  the parties have executed this  Agreement on the date first above written.

                                        PARKERVISION, INC.


                                        By: /s/ Richard L. Sisisky
                                            ----------------------
                                            Richard L. Sisisky, President


                                        /s/ Jeffrey Parker
                                        ---------------------------
                                        JEFFREY PARKER

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